Exhibit 95.1
Mine Safety Disclosure

The following disclosures are provided pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) and Item 104 of Regulation S-K, which requires certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934, as amended, that operate mines regulated under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

Mine Safety Information. Whenever the Federal Mine Safety and Health Administration (“MSHA”) believes a violation of the Mine Act, any health or safety standard or any regulation has occurred, it may issue a citation which describes the alleged violation and fixes a time within which the U.S. mining operator must abate the alleged violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order removing miners from the area of the mine affected by the condition until the alleged hazards are corrected. When MSHA issues a citation or order, it generally proposes a civil penalty, or fine, as a result of the alleged violation, that the operator is ordered to pay. Citations and orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. The number of citations, orders and proposed assessments vary depending on the size and type (underground or surface) of the mine as well as by the MSHA inspector(s) assigned. Due to timing and other factors, the data below may not agree with the mine data retrieval system maintained by the MSHA at www.MSHA.gov

The following table details the violations, citations and orders issued to us by MSHA during the quarter ended September 30, 2019:
(whole dollars)

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Assessments Proposed (1)	Total Number of Mining Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period	Legal Actions Initiated During Period	Legal Actions Resolved During Period
Berkley Springs, WV / 4602805	3	0	0	0	0	$3,128.00	0	No	No	0	0	26
Cadre Brady Plant, TX / 4104855	0	0	0	0	0	$0.00	0	No	No	0	0	0
Celatom Mine, OR / 3503237	0	0	0	0	0	$0.00	0	No	No	0	0	0
Celatom Plant, OR / 3503236	0	0	0	0	0	$1,210.00	0	No	No	0	0	0
Cheto Mine, AZ / 0200103	0	0	0	0	0	$0.00	0	No	No	0	0	0
Clark, NV / 2600677	0	0	0	0	0	$0.00	0	No	No	0	0	0
Columbia, SC / 3800138	0	0	0	0	0	$0.00	0	No	No	0	0	0
Crane, TX / 4105331	3	0	0	0	0	$0.00*	0	No	No	0	0	0
Dubberly, LA / 1600489	0	0	0	0	0	$0.00	0	No	No	0	0	1
Fernley, NV / 2601950	0	0	0	0	0	$0.00	0	No	No	0	0	0
Festus, MO / 2302377	0	0	0	0	0	$0.00	0	No	No	0	0	0
Fowlkes Mine, MS / 2200460	0	0	0	0	0	$0.00	0	No	No	0	0	0
Hazen Mine, NV/ 2600679	0	0	0	0	0	$0.00	0	No	No	0	0	0
Hurtsboro, AL / 100617	0	0	0	0	0	$0.00	0	No	No	0	0	1
Jackson, MS / 2200415	0	0	0	0	0	$0.00	0	No	No	0	0	0
Jackson, TN / 4002937	0	0	0	0	0	$0.00	0	No	No	0	0	0
Kosse, TX / 4100262	1	0	0	0	0	$0.00*	0	No	No	0	0	0
Lamesa, TX / 4105363	0	1	0	0	0	$0.00*	0	No	No	8	0	0
Lovelock (Colado Plant) / 2600680	0	0	0	0	0	$0.00*	0	No	No	13	0	0
Lovelock, NV (Colado Mine) / 2600672	0	0	0	0	0	$0.00	0	No	No	0	0	0
Mapleton, PA / 3603122	0	0	0	0	0	$0.00	0	No	No	0	0	1
Mauricetown, NJ / 2800526	0	0	0	0	0	$0.00	0	No	No	0	0	0
Middletown, TN / 4002968	0	0	0	0	0	$0.00	0	No	No	0	0	0
Mill Creek Mine, OK / 3400836	0	0	0	0	0	$0.00	0	No	No	0	0	0
Mill Creek Plant, OK / 3400377	0	0	0	0	0	$0.00	0	No	No	3	1	0
Millen, GA / 0901232	0	0	0	0	0	$0.00	0	No	No	0	0	0
Montpelier, VA / 4402829	0	0	0	0	0	$0.00	0	No	No	1	0	0
Ottawa, IL / 1101013	0	0	0	0	0	$1,027.00	0	No	No	0	0	4
Pacific, MO / 2300544	0	0	0	0	0	$0.00	0	No	No	0	0	8
Peru, IL / 1103269	0	0	0	0	0	$0.00	0	No	No	0	0	1
Popcorn Mine, NV / 2602236	0	0	0	0	0	$0.00	0	No	No	0	0	0
Port Elizabeth, NJ / 2800510	0	0	0	0	0	$242.00	0	No	No	0	0	0
Rockwood, MI / 2000608	1	0	0	0	0	$0.00*	0	No	No	0	0	1
Seagraves, TX / 4105004	0	0	0	0	0	$0.00	0	No	No	0	0	0
Sparta, WI / 4703644	0	0	0	0	0	$0.00	0	No	No	0	0	4
Tyler, TX /4104182	0	0	0	0	0	$0.00	0	No	No	3	0	0
Utica, IL / 1103268	1	0	0	0	0	$0.00	0	No	No	0	0	1
Voca, TX / 4104855	0	0	0	0	0	$0.00	0	No	No	0	0	0

Amounts included are the total dollar value of proposed assessments received from MSHA on or before September 30, 2019, regardless of whether the assessment has been challenged or appealed.  Citations and orders can be contested and appealed, and as part of that process, are sometimes reduced in severity and amount, and sometimes dismissed.  The number of citations, orders, and proposed assessments vary by inspector and vary depending on the size and type of the operation

* As of September 30, 2019 MSHA had not yet proposed an assessment for 9 non-S&S and 3 S&S citations at Crane, TX.
* As of September 30, 2019 MSHA had not yet proposed an assessment for 1 S&S citation at Kosse, TX.
* As of September 30, 2019 MSHA had not yet proposed an assessment for 1 104(b) citation at Lamesa, TX.
* As of September 30, 2019 MSHA had not yet proposed an assessment for 2 non-S&S citations at Lovelock Plant, NV.
* As of September 30, 2019 MSHA had not yet proposed an assessment for 4 non-S&S and 1 S&S citation at Rockwood, MI.
* As of September 30, 2019 MSHA had not yet proposed an assessment for 1 S&S citation at Utica, IL.